                                                                     Exhibit 3.1
                                                                     -----------

                  THIRD RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                              AVICI SYSTEMS INC.


     Avici Systems Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. Pursuant to Section 242 and 245 of the General Corporation Law of the State of Delaware, this Third Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Second Restated Certificate of Incorporation of the Corporation, filed on September 2, 1999 and amended on October 6, 1999 and further amended on December 10, 1999 (the "Second Restated Certificate of Incorporation"). The original Certificate of Incorporation of the Corporation, was filed on November 12, 1996 and amended on each of November 22, 1996, May 14, 1997, August 29, 1997, January 27, 1998, March 31, 1998, and
June 18, 1998 and a Restated Certificate of Incorporation was filed on August 31, 1999. This Third Restated Certificate of Incorporation has been duly adopted by the directors of the Corporation with the approval of its stockholders.

     2. The text of the Second Restated Certificate of Incorporation is hereby restated and amended to read in its entirety as follows:

     FIRST:  The name of the Corporation is Avici Systems Inc.

     SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is as follows:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 200,000,000 shares of Common Stock, $.0001 par value per share ("Common Stock"), and (ii) 33,489,460 shares of Preferred Stock, $.01 par value per share ("Preferred Stock"), of which, 1,750,000 shares are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock"), 10,792,000 shares are hereby designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"), 5,000,000 shares are hereby designated "Series C Convertible Preferred Stock", of which 3,450,000 shares, 1,050,000 shares and 500,000 shares, respectively, are subdesignated as "Series C-1 Preferred Stock," "Series C-2 Preferred Stock" and "Series C-3 Preferred Stock" (collectively, the "Series C Preferred Stock"), 5,428,500 shares are hereby designated "Series D Convertible Preferred Stock" of which 3,745,665 shares, 1,139,985 shares and 542,850 shares, respectively, are subdesignated as "Series D-1 Preferred Stock," "Series D-2 Preferred Stock" and "Series D-3 Preferred Stock" (collectively, the "Series D Preferred Stock"), 7,185,627 shares are hereby designated "Series E Convertible Preferred Stock" (the "Series E Preferred Stock") and 3,333,333 shares are hereby designated "Series F Convertible Preferred Stock" (the "Series F Preferred Stock").

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

     A.   COMMON STOCK.
          ------------

          1.  General.  The voting, dividend and liquidation rights of the
              -------
holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

          2.  Voting.  The holders of the Common Stock are entitled to one vote
              ------
for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

              The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

          3.  Dividends.  Dividends may be declared and paid on the Common Stock
              ---------
from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

          4.  Liquidation.  Upon the dissolution or liquidation of the
              -----------
Corporation, whether voluntary or involuntary, holders of Common stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

     B.   PREFERRED STOCK.
          ---------------

          Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.
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                                      -3-

          Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as set forth in Section 3(c) hereof and as otherwise specifically provided in this Restated Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Restated Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

     C.   SERIES A, SERIES B, SERIES C, SERIES D, SERIES E AND SERIES F
          -------------------------------------------------------------
          CONVERTIBLE PREFERRED STOCK.
          ---------------------------

          The Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (collectively referred to sometimes herein as the "Series Preferred Stock") shall each have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

          1.  Dividends.
              ---------

              (a) The holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C-1 and D-1 Preferred Stock, Series C-2 and D-2 Preferred Stock, Series C-3 and D-3 Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to receive dividends of $0.02, $0.08, $.344, $.48, $.64, $.668 and $1.20, per share per annum, respectively
(subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable when and as declared by the Board of Directors of the Corporation. The right to receive dividends on Series Preferred Stock shall be non-cumulative, and no right to dividends shall accrue by reason of the fact that no dividend has been declared on the Series Preferred Stock in any prior year.

              (b) The Corporation shall not declare or pay any distributions (as defined below) on shares of Common Stock until the holders of the Series Preferred Stock then outstanding shall have first received a distribution at the respective rates specified in paragraph (a) of this Section 1.

              (c) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration,
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                                      -4-

whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price equal to the original issue price of such shares and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of the Corporation.

          2.  Liquidation, Dissolution or Winding Up; Certain Mergers,
              ---------------------------------------------------------
              Consolidations and Asset Sales.
              -------------------------------

              (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series Preferred Stock (collectively referred to as "Senior Preferred Stock"), but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to with respect to the Series A Preferred Stock, $0.29 per share, with respect to the Series B Preferred Stock, $1.00 per share, with respect to the Series C-1 and D-1 Preferred Stock, $4.30 per share,
with respect to the Series C-2 and   D-2 Preferred Stock $6.00 per share, with
respect to the Series C-3 and D-3 Preferred Stock $8.00 per share, with respect to the Series E Preferred Stock, $8.35 per share and with respect to the Series F Preferred Stock, $15.00 per share (each subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

              (b) After the payment of all preferential amounts required to be paid to the holders pursuant to subsection 2(a) above, upon the dissolution, liquidation or winding up of the Corporation, the remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Series Preferred Stock, Common Stock and any other class or series of stock entitled to participate in liquidation distributions with the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion into Common Stock of all such shares).

              (c) A consolidation or merger of the Corporation (except (i) into or with a wholly-owned subsidiary of the Corporation with requisite stockholder approval or (ii) a merger in which the beneficial owners of the Corporation's capital stock as constituted immediately prior to such transaction hold no less than fifty-one percent (51%) of the voting power in the resulting entity) or a sale of all, substantially all or any substantial portion of the assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 2 unless the holders of 66.7% of the outstanding shares of Series Preferred Stock waive such result in writing in advance; provided, however, that each holder of the Series Preferred Stock shall have the right to elect the benefits of the provisions of
Section 4(i) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 2. The amount deemed distributed to the holders of Series Preferred Stock upon any such merger, consolidation or sale shall be the cash or the value of the property, rights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property or rights, other than securities, shall be determined in good faith by the Board of Directors of the Corporation. Any securities shall be valued as follows:

                  (i) Securities not subject to investment letter or other similar restrictions on free marketability covered by clause (ii) below:

                      (A) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                      (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                      (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series Preferred Stock.

                  (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an "Affiliate" or former "Affiliate" (as such term is defined in Rule 144 under the Securities Act of 1933, as amended)) shall be to make an appropriate discount from the market value determined in accordance with clause (i) (A), (B) or (C) above to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Series Preferred Stock.

                  (iii) In the event the requirements of this subsection 2(c) are not complied with, the Corporation shall forthwith either:

                         (A) cause such closing to be postponed until such time
as the requirements of this Section 2 have been complied with; or

                         (B) cancel such transaction, in which event the rights,
preferences and privileges of the holders of the Series Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

                    (iv) The Corporation shall give each holder of record of Series Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series Preferred Stock.

          3.  Voting.
              ------

              (a) Each holder of outstanding shares of Series Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except (i) with respect to matters which alter or change the powers, preferences, or special rights of the Preferred Stock or any particular series thereof so as to affect them adversely, (ii) as required by law, (iii) as provided by the provisions of subsection 3(b) or 3(c) below or (iv) as provided by the provisions establishing any other series of Preferred Stock, holders of Series Preferred Stock and of any other outstanding series of Preferred Stock shall vote together with the holders of Common Stock as a single class.

              (b) Voting for the Election of Directors.  The directors of the
                  ------------------------------------
Corporation shall be elected at the Corporation's annual meeting and:

                  (i) as long as at least 1,750,000 (as adjusted for stock splits, dividends, combinations and the like with respect to such shares) shares of Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock remain outstanding in the aggregate, the holders of a majority of the shares of Series A Preferred Stock, Series B Preferred Stock, Series D Preferred Stock, Series E Preferred

Stock and Series F Preferred Stock then outstanding shall be entitled to elect four (4) directors of the Corporation;

              (ii) an additional four (4) directors shall be elected by the holders of a majority of the shares of Common Stock and Series Preferred Stock and any other series of Preferred Stock then outstanding, on an as converted basis; and

              (iii) at such time as a majority of the shares Series C Preferred Stock then outstanding are held of record and beneficially owned by an entity other than Nortel Networks Inc. or any entity affiliated therewith (a "Non-Nortel Holder") and as long as at least 750,000 (as adjusted for stock splits, dividends, combinations and the like with respect to such shares) shares of Series C Preferred Stock remain outstanding and held by such Non-Nortel Holder, such Non-Nortel Holder shall be entitled to elect one (1) director of the Corporation, provided, however, that the individual to be elected as director under this subsection 3(b)(iii) must first be approved by a majority of the then current directors of the Corporation, which approval shall not be unreasonably withheld.

     In the case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the directors elected by the holders of a class or series of stock pursuant to this Section 3(b), the remaining directors so elected by that class or series may by affirmative vote of a majority thereof (or the remaining director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class or series), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant.

          (c) In addition to any other rights provided by law, so long as at least 437,500 shares of Series A Preferred Stock, 2,406,250 shares of Series B Preferred Stock, 1,250,000 shares of Series C Preferred Stock, 1,357,125 shares of Series D Preferred Stock, 1,796,407 shares of Series E Preferred Stock or 25% of the shares of Series F Preferred Stock that had been issued at any time shall be outstanding (or, in the case where only the interests of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, Series E Preferred Stock or the Series F Preferred Stock are affected, so long as at least 437,500 shares of Series A Preferred Stock, 2,406,250 shares of Series B Preferred Stock, 1,250,000 shares of the Series C Preferred Stock, 1,357,125 shares of Series D Preferred Stock, 1,796,407 shares of Series E Preferred Stock or 25% of the shares of Series F Preferred Stock that had been issued at any time, as applicable, shall be outstanding), the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than 66.7% of the then outstanding shares of Series Preferred Stock (or, in the case where only the interests of one or more of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, Series E Preferred Stock or the Series F Preferred Stock are affected, 66.7% of the then outstanding shares of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and/or Series F Preferred Stock, as applicable):

          (i) Amend or repeal any provision of, or add any provision to, the Corporation's Restated Certificate of Incorporation or By-laws;

          (ii) Authorize or issue any new or existing class or classes or series of capital stock having any preference or priority as to liquidation, voting, redemption, dividends or assets superior to or on a parity with any such preference or priority of any Series Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having rights to purchase, any shares of stock of the Corporation having any preference or priority as to liquidation, voting, redemption, dividends or assets superior to or on a parity with any such preference or priority of any Series Preferred Stock;

          (iii) Reclassify any Common Stock into shares having any preference or priority as to liquidation, voting, redemption, dividends or assets superior to or on a parity with any such preference or priority of any Series Preferred Stock;

          (iv) Consent to any liquidation, dissolution or winding up of the Corporation or consolidate or merge into or with any other entity or entities (other than with or into a wholly owned subsidiary of the Corporation), or acquire any other entity, or sell, lease, abandon, transfer or otherwise dispose of all, substantially all or any substantial portion of its assets, or sell, transfer or encumber any technology developed by the Corporation which is material to the business of the Corporation as then conducted other than under a license granted in the ordinary course of business;

          (v) Make any borrowings, issue any debt securities (whether or not convertible) or guarantee (directly or indirectly) any indebtedness in excess of an aggregate amount outstanding of $3,000,000 at any time;

          (vi) Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Preferred Stock, except for dividends or other distributions payable on any other class or series of stock solely in the form of additional shares of such series or class of stock and except for the purchase of shares of Common Stock from former employees or directors of, or consultants to, the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of their employment or services and the purchase price does not exceed the original issue price paid to the Corporation for such shares; or

          (vii) Redeem or otherwise acquire shares of Preferred Stock except as expressly authorized in Section 6 or pursuant to a purchase offer made pro rata to all holders of the shares of Preferred Stock on the basis of the aggregate number of outstanding shares of Preferred Stock then held by each such holder.

     (d)  (i)    At any time (and only at such time) that the holders of Series
Preferred Stock are entitled to elect less than a majority of the members of the Board of Directors pursuant to Section 3(b) hereof, in the event that (A) the Corporation shall default in its redemption obligations under Section 6 or if it shall have insufficient funds legally available to pay the Mandatory Redemption Price under Section 6(b) or
(B) proceedings by or against the Corporation are commenced under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, the Corporation shall promptly give written notice thereof to each holder of Series Preferred Stock and the holders of Series Preferred Stock shall, immediately upon the giving of written notice to the Corporation by the holders of at least 50.1% of the outstanding shares of Series Preferred Stock, be entitled to elect the smallest number of directors which shall constitute a majority of the authorized number of directors of the Corporation, with the holders of the Series Preferred Stock voting as a separate class; and the holders of shares of Common Stock and of any other class or series of voting stock (including the Series Preferred Stock), as a class, shall be entitled to elect the remaining members of the Board of Directors.

          (ii) Whenever under the provisions of subsection (i) above the right shall have accrued to the holders of the shares of Series Preferred Stock as a class to elect directors, the Board of Directors shall, within ten days after delivery to the Corporation at its principal office of a request to such effect by the holders of at least 50.1% of the then outstanding shares of Series Preferred Stock, call a special meeting of the stockholders for the election of directors, to be held upon not less than 20 nor more than 30 days' notice to such holders (or distribute an action by written consent covering such matters as set forth herein). If such notice of meeting or written consent is not given within the ten days required above, the holders of Series Preferred Stock requesting the calling of such meeting may also call such meeting and shall have access to the stock books and records of the Corporation for such purpose. At any meeting so called or at any other meeting held while the holders of the outstanding shares of Series Preferred Stock shall have the voting power provided in subsection (i) above, the holders of a majority of the then outstanding shares of Series Preferred Stock, present in person or by proxy, shall be sufficient to constitute a quorum for the election of directors as herein provided. Upon the election of the directors at such meeting, the terms of office of all persons who were previously directors of the Corporation shall immediately terminate, whether or not the holders of the shares of Common Stock and of any other class or series of voting stock shall then have elected the remaining directors of the Corporation.

          (iii) In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the shares of Series Preferred Stock as a class, pursuant to the foregoing provisions of subsection
(i) hereof, the remaining directors elected by the holders of the Series Preferred Stock by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may, if permitted by law and subject to the provisions of subsection (iv) hereof, elect a successor or successors to hold office for the unexpired terms of the director or directors whose place or places shall be vacant. In case of any vacancy in the office of a director occurring among the directors elected by the holders of Common Stock and of any other class or series of voting stock as a class, the remaining directors elected by the holders of Common Stock and of any other class or series of voting stock by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may, if permitted by law, elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of the Series Preferred Stock (or by any directors so elected by directors elected by the holders of the Series Preferred Stock as provided in this subsection (iii)) may be removed during his term of office, either with or without cause, by, and only by, the affirmative vote of the holders of at least 66.7% of the then outstanding shares of Series Preferred Stock, cast at a special meeting of such stockholders duly called for that purpose.

                 (iv) If and when all breaches referred to in subsection (i) above have been fully remedied, then the holders of the shares of Series Preferred Stock shall be divested of all of the voting rights specified in subsection (i) above, but always subject to the same provisions vesting such voting rights in the holders of the shares of Series Preferred Stock in case of similar future defaults as provided in subsection (i). Upon the termination of any such voting rights as provided above, the Board of Directors shall call a special meeting of stockholders at which all directors will be elected, and the terms of office of all persons who are then directors of the Corporation shall terminate immediately upon the election of their successors.

          4.  Optional Conversion.  The holders of the Series Preferred Stock
              -------------------
shall have conversion rights as follows (the "Conversion Rights"):

              (a) Right to Convert. Each share of Series Preferred Stock shall
                  ----------------
be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined (i) with respect to the Series A Preferred Stock, by dividing $0.29 by the Series A Conversion Price (as defined below) in effect at the time of conversion, (ii) with respect to the Series B Preferred Stock, by dividing $1.00 by the Series B Conversion Price (as defined below) in effect at the time of conversion, (iii) with respect to the Series C-1 and D-1 Preferred Stock, by dividing $4.30 by the Series C-1 and D-1 Conversion Price (as defined below) in effect at the time of conversion, (iv) with respect to the Series C-2 and D-2 Preferred Stock, by dividing $6.00 by the Series C-2 and D-2 Conversion Price (as defined below) in effect at the time of conversion, (v) with respect to the Series C-3 and D-3 Preferred Stock, by dividing $8.00 by the Series C-3 and D-3 Conversion Price (as defined below) in effect at the time of conversion, (vi) with respect to the Series E Preferred Stock, by dividing $8.35 by the Series E Conversion Price (as defined below) in effect at the time of conversion and
(vii) with respect to the Series F Preferred Stock, by dividing $15.00 by the Series F Conversion Price (as defined below) in effect at the time of conversion. The "Series A Conversion Price" shall initially be $0.29, the "Series B Conversion Price" shall initially by $1.00, the "Series C-1 and D-1 Conversion Price" shall initially be $4.30, the "Series C-2 and D-2 Conversion Price" shall initially be $6.00, the "Series C-3 and D-3 Conversion Price" shall initially be $8.00, the "Series E Conversion Price" shall initially by $8.35 and the "Series F Conversion Price" shall initially by $15.00. The Series A Conversion Price, Series B Conversion Price, Series C-1 and D-1 Conversion Price, Series C-2 and D-2 Conversion Price, Series C-3 and D-3 Conversion Price, Series E Conversion Price and Series F Conversion Price are collectively referred to herein as the "Applicable Conversion Price." Such initial Applicable Conversion Price, and the rate at which shares of Series Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

          In the event of a notice of redemption of any shares of Series Preferred Stock pursuant to Section 6 hereof, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the fifth full day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series Preferred Stock.

          (b) Fractional Shares.  No fractional shares of Common Stock shall be
              -----------------
issued upon conversion of the Series Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Applicable Conversion Price.

          (c) Mechanics of Conversion.
              -----------------------

              (i) In order for a holder of Series Preferred Stock to convert shares of Series Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series Preferred Stock, at the office of the transfer agent for the Series Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, and in any event within thirty (30) days, issue and deliver at such office to such holder of Series Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

              (ii) The Corporation shall at all times when the Series Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series Preferred Stock. Before taking any action which would cause an adjustment reducing the Applicable Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Applicable Conversion Price.

          (iii) Upon any such conversion, no adjustment to the Applicable Conversion Price shall be made for any declared but unpaid dividends on the Series Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

          (iv) All shares of Series Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Series Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Series Preferred Stock accordingly.

          (v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series Preferred Stock pursuant to this
Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (d) Adjustments to Series B Conversion Price, Series C Conversion Price(s),
         -----------------------------------------------------------------------
Series D Conversion Price(s), Series E Conversion Price and Series F Conversion
-------------------------------------------------------------------------------
Price for Diluting Issues:
-------------------------

         (i)  Special Definitions. For purposes of this subsection 4 and
              -------------------
     subsection 5(a)(ii), the following definitions shall apply:

              (A)  "Option" shall mean rights, options or warrants to subscribe
                    ------
     for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding options described in subsection 4(d)(i)(D)(VI) below.

              (B)  "Original Issue Date" shall mean the date on which a share of
                    -------------------
     Series F Preferred Stock was first issued.

              (C)  "Convertible Securities" shall mean any evidences of
                    ----------------------
     indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

              (D)  "Additional Shares of Common Stock" shall mean all shares of
                    ---------------------------------
     Common Stock issued (or, pursuant to subsection 4(d)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than:

                   (I) shares of Common Stock issued or issuable upon conversion of any Convertible Securities outstanding on the Original Issue Date, or upon exercise of any Options outstanding on the Original Issue Date;

                   (II) shares of Common Stock issued or issuable as a dividend or distribution on Series Preferred Stock;

                   (III) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by subsection 4(e) or 4(f) below;

                   (IV) shares of Common Stock issued or issuable to lending or leasing institutions pursuant to an agreement approved by the Board of Directors of the Corporation;

                   (V) up to 275,000 shares of Series B Preferred Stock (and 275,000 shares of Common Stock should such Series B Preferred Stock be converted) (such number to be proportionately adjusted in the event of any stock splits, stock dividends, recapitalizations or similar events occurring on or after the date of this Agreement) issuable to Comdisco in connection with lease and loan and related warrant agreements, all dated June 25, 1997 between the Corporation and Comdisco; or

                  (VI) up to 14,276,250 shares of Common Stock issued or issuable to employees or directors of, or consultants to, the Corporation pursuant to a plan adopted or an agreement approved by the Board of Directors of the Corporation.

           (ii) No Adjustment of Series B Conversion Price, Series C Conversion
                ---------------------------------------------------------------
Price(s), Series D Conversion Price(s), Series E Conversion Price or Series F
-----------------------------------------------------------------------------
Conversion Price. No adjustment in the number of shares of Common Stock into
----------------
which the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock is convertible shall be made, by adjustment in the Series B Conversion Price, the Series C Conversion Price(s), the Series D Conversion Price(s), Series E Conversion Price or Series F Conversion Price thereof: (a) unless the consideration per share (determined pursuant to subsection 4(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Series B Conversion Price, the Series C Conversion Price(s), the Series D Conversion Price(s), Series E Conversion Price or Series F Conversion Price, as the case may be, in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if prior to such issuance, the Corporation receives written notice from the holders of at least 66.7% of the then outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, voting separately, agreeing that no such adjustment shall be made to the Series B Conversion Price, Series C Conversion Price(s), Series D Conversion Price(s), Series E Conversion Price and/or Series F Conversion Price, respectively, as the result of the issuance of Additional Shares of Common
Stock and any such agreement shall be binding upon all holders of such series of Series Preferred Stock.

           (iii)  Issue of Securities Deemed Issue of Additional Shares of
                  ---------------------------------------------------------
Common Stock. If the Corporation at any time or from time to time after the
------------
Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subsection 4(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Series B Conversion Price, Series C Conversion Price(s), Series D Conversion Price(s), Series E Conversion Price or Series F Conversion Price, as the case may be, in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued;

                  (A) No further adjustment in the Series B Conversion Price, the Series C Conversion Price(s), the Series D Conversion Price(s), Series E Conversion Price or Series F Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                  (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Series B Conversion Price, the Series C Conversion Price(s), the Series D Conversion Price(s), Series E Conversion Price and/or the Series F Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                  (C) Upon the expiration or termination of any unexercised Option, the Series B Conversion Price, the Series C Conversion Price(s), the Series D Conversion Price(s), Series E Conversion Price and the Series F Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Series B Conversion Price, Series C Conversion Price(s), the Series D Conversion Price(s), Series E Conversion Price and the Series F Conversion Price;

                  (D) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Series B Conversion Price, Series C Conversion Price(s), the Series D Conversion Price(s), Series E Conversion Price and Series F Conversion Price then in effect shall forthwith be readjusted to such Series B Conversion Price, Series C Conversion Price(s), Series D Conversion Price(s), Series E Conversion Price and Series F Conversion Price, respectively, as would have been obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

                  (E) No readjustment pursuant to clause (B) or (D) above shall have the effect of increasing the Series B Conversion Price, the Series C Conversion Price(s), the Series D Conversion Price(s), Series E Conversion Price or Series F Conversion Price to an amount which exceeds the lower of (i) the Series B Conversion Price, the Series C Conversion Price(s), the Series D Conversion Price(s), Series E Conversion Price or Series F Conversion Price on the original adjustment date, respectively, or (ii) the Series B Conversion Price, Series C Conversion Price(s), Series D Conversion Price(s), Series E Conversion Price and Series F Conversion Price, respectively, that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

          In the event the Corporation, after the Original Issue Date, amends the terms of any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this subsection 4(d)(iii) shall apply.

              (iv) Adjustment of Series B Conversion Price, the Series C
                   ------------------------------------------------------
Conversion Price(s), the Series D Conversion Price(s), Series E Conversion Price
--------------------------------------------------------------------------------
and Series F Conversion Price Upon Issuance of Additional Shares of Common
--------------------------------------------------------------------------
Stock. In the event the Corporation shall at any time after the Original Issue
-----
Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 4(d)(iii), but excluding shares issued as a stock split or combination as provided in subsection 4(e) or upon a dividend or distribution as provided in subsection 4(f)), without consideration or for a consideration per share less than the applicable Series B Conversion Price, the Series C Conversion Price(s), the Series D Conversion Price(s), Series E Conversion Price or Series F Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series B Conversion Price, Series C Conversion Price(s), Series D Conversion Price(s),

Series E Conversion Price and Series F Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series B Conversion Price, Series C Conversion Price(s), Series D Conversion Price(s), Series E Conversion Price and Series F Conversion Price, respectively, by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series B Conversion Price, Series C Conversion Price(s), Series D Conversion Price(s), Series E Conversion Price and Series F Conversion Price, respectively; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this
                                  -------- ----
subsection 4(d)(iv), all shares of Common Stock issuable upon exercise or conversion of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon exercise or conversion of such outstanding Options and Convertible Securities shall not give effect to any adjustments to the conversion price or conversion rate of such Options or Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

          (v) Determination of Consideration.  For purposes of this subsection
              ------------------------------
4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                         (A) Cash and Property:  Such consideration shall:
                             -----------------

                            (I)   insofar as it consists of cash, be computed at
the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

                            (II)  insofar as it consists of property other than
cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                            (III) in the event Additional Shares of Common Stock
are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

                        (B) Options and Convertible Securities. The
                            ----------------------------------
consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 4(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                        (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                        (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

              (vi) Multiple Closing Dates. In the event the Corporation shall
                   ----------------------
issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 120 days, then the Series B Conversion Price, the Series C Conversion Price(s), the Series D Conversion Price(s), Series E Conversion Price and Series F Conversion Price shall be adjusted only once on account of such issuances, with such adjustment to occur upon the final such issuance and to give effect to all such issuances as if they occurred on the date of the final such issuance.

          (e) Adjustment for Stock Splits and Combinations.  If the Corporation
              --------------------------------------------
shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Applicable Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Applicable Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (f) Adjustment for Certain Dividends and Distributions.  In the event
              --------------------------------------------------
the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Applicable Conversion Price for the Series Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Applicable Conversion Price for the Series Preferred Stock then in effect by a fraction:

              (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

              (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Applicable Conversion Price for the Series Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Applicable Conversion Price for the Series Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series Preferred Stock had been converted into Common Stock on the date of such event.

          (g) Adjustments for Other Dividends and Distributions.  In the event
              -------------------------------------------------
the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series Preferred Stock had been converted into Common Stock on the date of such event.

          (h) Adjustment for Reclassification, Exchange, or Substitution.  If
              ----------------------------------------------------------
the Common Stock issuable upon the conversion of the Series Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          (i) Adjustment for Merger or Reorganization, etc.  In case of any
              --------------------------------------------
consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale which is covered by subsection 2(c)), each share of Series Preferred Stock shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series Preferred Stock.

          (j) No Impairment.  The Corporation will not, by amendment of its
              -------------
Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series Preferred Stock against impairment.

          (k) Certificate as to Adjustments.  Upon the occurrence of each
              -----------------------------
adjustment or readjustment of the Applicable Conversion Price pursuant to this
Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Applicable Conversion Price then in effect with respect to the Series Preferred Stock held by such holder, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of such Series Preferred Stock.

          (l) Notice of Record Date.  In the event:
              ---------------------

              (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

              (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

              (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

              (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series Preferred Stock, and shall cause to be mailed to the holders of the Series Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

                    (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                    (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

              5.  Mandatory Conversion.
                  --------------------

                  (a)  (i)   Upon the closing of the sale of shares of Common
Stock, at a price of at least $15.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $25,000,000 of gross proceeds to the Corporation (a "Mandatory Conversion Date"), (1) all outstanding shares of Series Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Applicable Conversion Price and (2) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, and all provisions included under the caption "Series A, Series B, Series C, Series D, Series E and Series F Convertible Preferred Stock", and all references to the Series Preferred Stock, shall be deleted and shall be of no further force or effect.

                       (ii) Notwithstanding the provisions of subsection 4(d)(iv), in the event the Corporation makes a Dilutive Issuance (as defined below), shares of Series B

Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock held by a person or entity who or which has the contractual right, and was given the opportunity, to purchase its Pro Rata Portion (as defined below) of such Dilutive Issuance (whether pursuant to a right of first refusal or otherwise), and who or which failed to purchase its Pro Rata Portion of such Dilutive Issuance, shall be automatically converted into shares of Common Stock without giving effect to the adjustment to the Series B Conversion Price of shares of Series B Preferred Stock, the Series C Conversion Price(s) of shares of Series C Preferred Stock, the Series D Conversion Price(s) of shares of Series D Preferred Stock, the Series E Conversion Price of shares of Series E Preferred Stock or the Series F Conversion Price of shares of Series F Preferred Stock provided for in subsection 4(d)(iv) as a result of such Dilutive Issuance, provided, however, that this subsection 5(a)(ii) shall cease to be applicable to the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock then held by such holders at such time that such holders and/or previous holders of such Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock have acquired Additional Shares for a consideration in an amount equal to such holder's Pro Rata Portion of $20,000,000, in one or more Dilutive Issuances. The date of such Dilutive Issuance shall be considered a "Mandatory Conversion Date" with respect to the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, Series E Preferred Stock and the Series F Preferred Stock held by such person or entity. A "Dilutive Issuance" shall mean any issuance of Additional Shares of Common Stock that results (or would result, except for this paragraph) in a reduction in the Series B Conversion Price, the Series C Conversion Price(s), the Series D Conversion Price(s), the Series E Conversion Price or the Series F Conversion Price pursuant to subsection 4(d)(iv). A holder's "Pro Rata Portion" of a Dilutive Issuance shall mean the number of Additional Shares of Common Stock issued in such Dilutive Issuance, multiplied by a fraction, the numerator of which is the number of shares of Common Stock issuable upon conversion of all shares of Preferred Stock of the Corporation the held by such holder, and the denominator of which is the aggregate number of shares of Common Stock then outstanding on a fully-diluted basis (assuming the conversion of all outstanding convertible securities, the exercise of all options, warrants or other rights to acquire shares of Common Stock or securities convertible into shares of Common Stock and the issuance of any securities reserved for issuance to officers, directors and employees of the Corporation or any subsidiary pursuant to any plan, agreement or arrangement approved by the Board of Directors of the Corporation), including any shares of Common Stock issuable upon conversion of all shares of Preferred Stock of the Corporation then outstanding. For purposes of this paragraph, the portion of a Dilutive Issuance purchased by a holder of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be deemed to include any portion of such Dilutive Issuance purchased by an Affiliate of such holder.

          All certificates representing shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall have affixed thereto a legend substantially in the following form:

          "The shares represented by this certificate are convertible into shares of common stock at a rate which may vary among different stockholders of the corporation.

          Information concerning the conversion rate applicable to the shares represented by this certificate may be obtained from the Secretary of the corporation."

            (b) All holders of record of shares of Series Preferred Stock subject to a mandatory conversion described in subsections 5(a)(i) or 5(a)(ii) above shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series Preferred Stock subject to such mandatory conversion at such holder's address last shown on the records of the transfer agent for the Series Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series Preferred Stock subject to such mandatory conversion shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the Series Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

            (c) All certificates evidencing shares of Series Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series Preferred Stock accordingly.

        6.  Mandatory Redemption.
            --------------------

            (a) The Corporation will, on March 31, 2004, and on each of the first and second anniversaries thereof (each such date being referred to hereinafter as a "Mandatory Redemption Date"), redeem from each holder of shares of Series A Preferred Stock, Series B

Preferred Stock, Series C-1 and D-1 Preferred Stock, Series C-2 and D-2 Preferred Stock, Series C-3 and D-3 Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, at a price equal to $0.29, $1.00, $4.30, $6.00, $8.00, $8.35 and $15.00 per share, respectively, plus any dividends declared but unpaid thereon, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the "Applicable Mandatory Redemption Price"), the following respective portions of the number of shares of Preferred Stock held by such holder on the applicable Mandatory Redemption Date:

                                   Aggregate Portion of Shares of
Mandatory Redemption Date          Series Preferred Stock to be Redeemed
---------------------------------  -------------------------------------------------

March 31, 2004                     33-1/3%
March 31, 2005                     50%
March 31, 2006                     All outstanding shares of Series Preferred Stock

          (b) If the funds of the Corporation legally available for redemption of Series Preferred Stock on any Mandatory Redemption Date are insufficient to redeem the number of shares of Series Preferred Stock required under this
Section 6 to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares of Series Preferred Stock ratably in proportion to the respective amounts which would otherwise be payable if the funds of the Corporation legally available therefor had been sufficient to redeem all shares of Series Preferred Stock required to be redeemed on such date. At any time thereafter when additional funds of the Corporation become legally available for the redemption of Series Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of the shares which the Corporation was theretofore obligated to redeem, ratably on the basis set forth in the preceding sentence.

          (c) The Corporation shall provide notice of any redemption of Series Preferred Stock pursuant to this Section 6 specifying the time and place of redemption and the Applicable Mandatory Redemption Price, by first class or registered mail, postage prepaid, to each holder of record of Series Preferred Stock at the address for such holder last shown on the records of the transfer agent therefor (or the records of the Corporation, if it serves as its own transfer agent), not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. If less than all Series Preferred Stock owned by such holder is then to be redeemed, the notice will also specify the number of shares which are to be redeemed. Upon mailing any such notice of redemption, the Corporation will become obligated to redeem at the time of redemption specified therein all Series Preferred Stock specified therein (other than such shares of Series Preferred Stock as are duly converted pursuant to
Section 4 prior to the close of business on the fifth full day preceding the Mandatory Redemption Date). In case less than all Series Preferred Stock represented by any certificate is redeemed in any redemption pursuant to this
Section 6, a new certificate will be issued representing the unredeemed Series Preferred Stock without cost to the holder thereof.

          (d) Unless there shall have been a default in payment of the Applicable Mandatory Redemption Price, no share of Series Preferred Stock shall be entitled to any dividends declared after its Mandatory Redemption Date, and on such Mandatory Redemption Date all rights of the holder of such share as a stockholder of the Corporation by reason of the ownership of such share will cease, except the right to receive the Applicable Mandatory Redemption Price of such share, without interest, upon presentation and surrender of the certificate representing such share, and such share will not from and after such Mandatory Redemption Date be deemed to be outstanding.

          (e) Any Series Preferred Stock redeemed pursuant to this Section 6 will be cancelled and will not under any circumstances be reissued, sold or transferred and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series Preferred Stock accordingly.

     FIFTH. In furtherance of and not in limitation of powers conferred by statute, it is further provided:

     1.   Election of directors need not be by written ballot.

     2. Subject to Article Fourth hereof, the Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the corporation.

     SIXTH. Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

     SEVENTH. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of an Indemnitee in connection with such action, suit or proceeding and any appeal therefrom.

     As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee.

     In the event that the Corporation does not assume the defense of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, the Corporation shall pay in advance of the final disposition of such matter any expenses (including attorney's fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom; provided, however, that the payment of
                                       --------  -------
such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article, which undertaking shall be accepted without reference to the financial ability to the Indemnitee to make such repayment; and further provided that no such advancement of expenses shall
                    ------- --------
be made if it is determined that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. In addition, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund such indemnification payments to the Corporation to the extent of such insurance reimbursement.

     All determinations hereunder as to the entitlement of an Indemnitee to indemnification or advancement of expenses shall be made in each instance by (a) a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at the time parties to the action, suit or proceeding in question,
(c) independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation), or (d) a court of competent jurisdiction.

     The indemnification rights provided in this Article (i) shall not be deemed exclusive of any other rights to which an Indemnitee may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and (ii) shall inure to the benefit of the heirs, executors and administrators of the Indemnitees. The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

     EIGHTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Third Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Third Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Third Restated Certificate of Incorporation has been signed under the seal of the Corporation this 24th day of April, 2000.


                                    AVICI SYSTEMS INC.


                                    By: /s/ Surya Panditi
                                       -------------------------
                                       Surya Panditi,
                                       President and CEO

[SEAL]